UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 30, 2006


                                  NDS Group plc
             (Exact name of registrant as specified in its charter)


      England and Wales                  0-30364                Not Applicable
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


                      One Heathrow Boulevard, 286 Bath Road
                            West Drayton, Middlesex
                             United Kingdom UB7 0DQ
                    (Address of principal executive offices)


      Registrant's telephone number, including area code: +44 208 476 8000


                                 Not applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Non-Executive Directors' Compensation

      At a meeting of the Board of Directors (the "Board") of NDS Group plc (Nasdaq: NNDS) (the "Company"), held on October 30, 2006, it was unanimously resolved that the remuneration payable to the non-executive directors of the Board, which include Roger Einiger, Nathan Gantcher and Peter Powers, shall be modified by increasing the annual cash retainer from $75,000 to $77,500. In addition, the fee paid to the Chairman of the Audit Committee of the Board shall be increased from $10,000 to $11,000. The fees paid to members of the Audit Committee shall remain fixed at the same rate as the remuneration paid for the fiscal year ended June 30, 2006. The increase in remuneration will be effective as of October 1, 2006. The remuneration paid to non-executive directors of the Board is as follows:

            1.    Annual Cash Retainer           $77,500
            2.    Audit Committee Chairmanship   $11,000
            3.    Audit Committee Membership     $15,000

NDS 2006 Long-Term Incentive Plan

      On October 30, 2006 (the "Effective Date"), the NDS 2006 Long-Term Incentive Plan (the "Plan") was approved by the shareholders of the Company entitled to vote on the Plan. The Plan was previously approved by the Board on August 7, 2006 and is deemed to be effective as of the Effective Date. There will be no further stock options granted under two of the Company's existing stock option plans, The NDS 1997 Executive Share Option Scheme or The NDS 1999 Executive Share Option Scheme. The NDS UK Approved Share Option Scheme will continue and further grants may be granted under that scheme, which will be treated as a sub-scheme of the Plan (as nothing in its rules are inconsistent with the Plan).

      The Plan shall terminate on October 30, 2016, unless terminated sooner as provided for within the Plan. As of the date hereof, no grants have been made pursuant to the Plan.

      The Plan provides for awards of stock options to purchase the Company's Series A ordinary shares, par value $.01 per share ("Ordinary Shares"), restricted awards, conditional awards, stock appreciation rights or awards of Ordinary Shares, the terms and conditions of which are described in the Plan. The maximum number of Ordinary Shares that may be issued or delivered under the Plan is 10,000,000 shares. The Plan will be administered by the Company's Board or any committee appointed by the Board.

      A copy of the rules of the Plan is attached as Annex B to the Company's definitive proxy statement on Schedule 14A for its Annual General Meeting of Shareholders filed with the Securities and Exchange Commission on September 19, 2006. The Plan is also filed as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference into this Item 1.01.


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

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On November 1, 2006, Richard Yanowitch resigned as a director and as Vice-Chairman of the Board of the Company. Mr. Yanowitch was appointed to the Board in January 2006 by News Corporation, the controlling shareholder of the Company. Mr. Yanowitch's resignation is not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices. The press release attached as Exhibit 99.2 was issued by the Company on November 1, 2006 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

      Exhibit
      Number       Description
      -------      -----------
      10.1         NDS 2006 Long-Term Incentive Plan.
      99.1         Resignation Letter, dated November 1, 2006.
      99.2         Press release, dated November 1, 2006.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2006                             NDS GROUP PLC


                                                   /s/ Alexander Gersh
                                                   -----------------------------
                                                   Alexander Gersh
                                                   Chief Financial Officer


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

                                  EXHIBIT INDEX

Exhibit
Number        Description
-------       -----------
10.1          NDS 2006 Long-Term Incentive Plan.
99.1          Resignation Letter, dated November 1, 2006.
99.2          Press release, dated November 1, 2006.


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